EXHIBIT 99
For More Information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
For Immediate Release
Brady Corporation reports record sales and earnings for fiscal 2006 fourth quarter and year end
MILWAUKEE (September 13, 2006)—Brady Corporation (NYSE: BRC) today reported record results for its fiscal 2006 fourth quarter and fiscal year ended July 31, 2006.
     Sales in the fiscal 2006 fourth quarter rose 37 percent to $288.3 million compared to sales in the fourth quarter of fiscal 2005 of $210.0 million. The increase was comprised of organic growth of 8 percent compared to the prior year’s quarter, with acquisitions adding 27 percent, and foreign currency translation contributing 2 percent to sales growth.
     Net income for the fiscal 2006 fourth quarter was up 40 percent to $22.5 million or $0.43 per diluted Class A Common share, compared with $16.1 million or $0.32 per diluted Class A Common Share in the fourth quarter of fiscal 2005. Earnings per share in fiscal 2006 reflect issuance of additional 4.6 million shares through an equity offering in the fourth quarter.
     Brady’s fiscal 2006 net sales rose 25 percent to $1.018 billion compared to $816.4 million in sales in fiscal 2005. Organic growth was 9 percent, acquisitions added 16 percent and foreign currency had a negligible impact on total sales results.
     Net income for fiscal 2006 rose 27 percent to $104.2 million or $2.07 per diluted Class A Common Share, compared to $81.9 million or $1.64 per diluted Class A Common in fiscal 2005.
     “Fiscal 2006 was an outstanding year for Brady as we hit several important milestones, not the least of which is for the first time in Brady’s history we reached sales in excess of $1 billion. The year was also marked by a tremendous amount of activity, including 11 acquisitions; expansions in India, Slovakia and China; and a successful secondary offering of Brady stock,” said Brady President and Chief Executive Officer Frank M. Jaehnert.
     “In fiscal 2006 we were pleased to see solid organic growth, along with strong cash flow from operating activities of $115.3 million,” said Brady Vice President and Chief Financial Officer David Mathieson. “With the recent acquisitions of Carroll, Daewon and CIPI, we now expect annual sales of between $1.225 and $1.25 billion in fiscal 2007. Earnings-per-share guidance remains unchanged from our June 5 post-equity-offering guidance of $2.18 to $2.27 per share which is consistent with net income of between $120 and $125 million.”
     A Webcast regarding fiscal 2006 results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Daylight Time today.

     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs more than 7,000 people at operations in the Americas, Europe and Asia/Pacific. Brady’s fiscal 2005 sales were approximately $816 million. More information is available on the Internet at www.bradycorp.com
###
Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Quarterly Report on Form 10-Q for the period ended April 30, 2006. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

Information by regional segment for the three and twelve months ended July 31, 2006 and 2005 is as follows:

					Corporate and
(in Thousands)	Americas	Europe	Asia	Subtotals	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
July 31, 2006	$135,470	$88,966	$63,897	$288,333	—	$288,333
July 31, 2005	108,019	67,825	34,202	210,046	—	210,046

Twelve months ended:
July 31, 2006	$498,916	$319,432	$200,088	$1,018,436	—	$1,018,436
July 31, 2005	417,780	274,691	123,976	816,447	—	816,447

SALES GROWTH INFORMATION
Three months ended July 31, 2006:
Base	5.2%	7.7%	20.8%	8.6%	—	8.6%
Currency	1.4%	2.4%	2.9%	1.9%	—	1.9%
Acquisitions	18.8%	21.1%	63.1%	26.8%	—	26.8%
Total	25.4%	31.2%	86.8%	37.3%	—	37.3%

Twelve months ended July 31, 2006:
Base	5.0%	4.2%	34.7%	9.2%	—	9.2%
Currency	1.5%	-4.3%	1.6%	-0.5%	—	-0.5%
Acquisitions	12.9%	16.4%	25.1%	16.0%	—	16.0%
Total	19.4%	16.3%	61.4%	24.7%	—	24.7%

SEGMENT PROFIT (LOSS)
Three months ended:
July 31, 2006	$30,336	$21,900	$12,192	$64,428	($2,893)	$61,535
July 31, 2005	24,227	18,496	8,830	51,553	(1,929)	49,624
Percentage increase (decrease)	25.2%	18.4%	38.1%	25.0%	50.0%	24.0%

Twelve months ended:
July 31, 2006	$122,525	$83,970	$49,316	$255,811	($10,633)	$245,178
July 31, 2005	98,193	79,792	34,228	212,213	(4,845)	207,368
Percentage increase	24.8%	5.2%	44.1%	20.5%	119.5%	18.2%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Twelve months ended:
	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005
Total profit for reportable segments	$64,428	$51,553	$255,811	$212,213
Corporate and eliminations	(2,893)	(1,929)	(10,633)	(4,845)
Unallocated amounts:
Administrative costs	(24,650)	(25,442)	(88,662)	(84,916)
Investment and other income	(356)	557	2,403	1,369
Interest expense	(5,311)	(2,126)	(14,231)	(8,403)

Income before income taxes	31,218	22,613	144,688	115,418
Income taxes	(8,741)	(6,558)	(40,513)	(33,471)

Net income	$22,477	$16,055	$104,175	$81,947

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2005
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$20,357	$20,579	$24,956	$16,055	$81,947
Interest expense	2,139	2,037	2,101	2,126	8,403
Income taxes	9,580	8,811	8,522	6,558	33,471
Depreciation and amortization	6,775	6,478	6,738	6,831	26,822

EBITDA (non-GAAP measure)	$38,851	$37,905	$42,317	$31,570	$150,643

	Fiscal 2006
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$30,198	$21,254	$30,246	$22,477	$104,175
Interest expense	1,989	2,435	4,496	5,311	14,231
Income taxes	12,334	7,675	11,763	8,741	40,513
Depreciation and amortization	7,360	7,194	9,419	11,171	35,144

EBITDA (non-GAAP measure)	$51,881	$38,558	$55,924	$47,700	$194,063

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended July 31st			Twelve Months Ended July 31st
			Percentage			Percentage
	2006	2005	Change	2006	2005	Change
Net sales	$288,333	$210,046	37.3%	$1,018,436	$816,447	24.7%
Cost of products sold	144,429	101,119	42.8%	492,681	383,171	28.6%

Gross margin	143,904	108,927	32.1%	525,755	433,276	21.3%

Operating expenses:
Research and development	9,766	7,334	33.2%	30,443	25,078	21.4%
Selling, general and administrative	97,253	77,411	25.6%	338,796	285,746	18.6%

Total operating expenses	107,019	84,745	26.3%	369,239	310,824	18.8%

Operating income	36,885	24,182	52.5%	156,516	122,452	27.8%

Other income and (expense):
Investment and other income	(356)	557	-163.9%	2,403	1,369	75.5%
Interest expense	(5,311)	(2,126)	149.8%	(14,231)	(8,403)	69.4%

Income before income taxes	31,218	22,613	38.1%	144,688	115,418	25.4%

Income taxes	8,741	6,558	33.3%	40,513	33,471	21.0%

Net income	$22,477	$16,055	40.0%	$104,175	$81,947	27.1%

Per Class A Nonvoting Common Share:
Basic net income	$0.44	$0.33	33.3%	$2.10	$1.67	25.7%
Diluted net income	$0.43	$0.32	34.4%	$2.07	$1.64	26.2%
Dividends	$0.13	$0.11	18.2%	$0.52	$0.44	18.2%

Per Class B Voting Common Share:
Basic net income	$0.44	$0.33	33.3%	$2.09	$1.66	25.9%
Diluted net income	$0.43	$0.32	34.4%	$2.05	$1.63	25.8%
Dividends	$0.13	$0.11	18.2%	$0.50	$0.42	19.0%

Weighted average common shares outstanding (in Thousands):
Basic	50,791	49,240		49,494	48,967
Diluted	51,672	50,232		50,385	49,859

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	July 31, 2006	July 31, 2005

ASSETS

Current assets:
Cash and cash equivalents	$113,008	$72,970
Short term investments	11,500	7,100
Accounts receivable, less allowance for losses ($6,390 and $3,726, respectively)	187,907	123,453
Inventories:
Finished Products	59,365	38,827
Work-in-process	12,850	9,681
Raw materials and supplies	37,702	22,227

Total inventories	109,917	70,735
Prepaid expenses and other current assets	36,825	28,114

Total current assets	459,157	302,372

Other assets:
Goodwill	587,642	332,369
Other Intangible assets, net	134,111	71,647
Deferred Income Taxes	34,135	39,043
Other	10,235	6,305

Total other assets	766,123	449,364

Property, plant and equipment:
Cost:
Land	6,548	6,388
Buildings and improvements	78,418	65,007
Machinery and equipment	198,426	157,093
Construction in progress	12,098	6,510

	295,490	234,998
Less accumulated depreciation	155,584	136,587

Net property, plant and equipment	139,906	98,411

Total	$1,365,186	$850,147

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$78,585	$52,696
Wages and amounts withheld from employees	61,778	49,620
Taxes, other than income taxes	6,231	4,815
Accrued income taxes	25,675	24,028
Other current liabilities	46,763	29,649
Short-term borrowings and current maturities on long-term debt	20	4

Total current liabilities	219,052	160,812

Long-term obligations, less current maturities	350,018	150,026

Other liabilities	50,502	42,035

Total liabilities	619,572	352,873

Stockholders’ investment:
Common stock:

Class A nonvoting common stock — Issued 50,481,743 and 45,877,543 shares,	505	458
respectively and outstanding 50,188,842 and 45,792,199 shares, respectively

Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	258,922	99,029
Income retained in the business	460,991	382,880
Treasury Stock - 292,901 and 85,344 shares, respectively of Class A nonvoting common stock, at cost	(10,865)	(1,575)
Accumulated other comprehensive income	35,264	17,497
Other	762	(1,050)

Total stockholders’ investment	745,614	497,274

Total	$1,365,186	$850,147

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Twelve Months Ended
	31-Jul
	2006	2005	2004
Operating activities:
Net income	$104,175	$81,947	$50,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,144	26,822	20,190
Gain on Foreign Currency Contract	(1,516)	—	—
Income tax benefit from the exercise of stock options	—	5,385	4,406
Deferred Income taxes	(1,843)	(2,653)	5,172
Loss on sale or disposal of property, plant & equipment	124	743	321
Provision for losses on accounts receivable	1,152	1,216	1,450
Non-cash portion of stock-based compensation expense	5,568	5,579	1,927
Net restructuring charge accrued liability	—	—	3,221
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(13,620)	(7,132)	(11,979)
Inventories	(16,961)	(11,847)	(6,791)
Prepaid expenses and other assets	(2,163)	(3,572)	2,168
Accounts payable and accrued liabilities	10,421	8,827	15,210
Income taxes	492	9,662	(393)
Other liabilities	(5,643)	4,126	1,873

Net cash provided by operating activities	115,330	119,103	87,646

Investing activities:
Acquisition of businesses, net of cash acquired	(347,681)	(79,926)	(228,928)
Purchases of short-term investments	(150,900)	(50,025)	(38,450)
Sales of short-term investments	146,500	48,075	42,850
Purchases of property, plant and equipment	(39,410)	(21,920)	(14,892)
Purchase of Foreign Currency Contract	(2,134)	—	—
Proceeds from sale of property, plant and equipment	546	390	448
Other	(2,203)	(1,686)	(1,533)

Net cash used in investing activities	(395,282)	(105,092)	(240,505)

Financing activities:
Payment of dividends	(26,064)	(21,291)	(19,805)
Proceeds from issuance of common stock	166,664	15,734	19,422
Principal payments on debt	(417,601)	(85,604)	(161,578)
Proceeds from issuance of debt	615,730	83,000	310,000
Purchase of treasury stock	(24,683)	(1,551)	(564)
Income tax benefit from the exercise of stock options	4,912	—	—
Debt issue costs	—	—	(1,372)

Net cash provided by (used in) financing activities	318,958	(9,712)	146,103
Effect of exchange rate changes on cash	1,032	(117)	6,939

Net increase in cash and cash equivalents	40,038	4,182	183
Cash and cash equivalents, beginning of period	72,970	68,788	68,605

Cash and cash equivalents, end of period	113,008	72,970	68,788

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$8,991	7,836	506
Income taxes, net of refunds	37,661	19,358	10,977
Acquisitions:
Fair value of asset acquired, net of cash	$167,900	60,193	96,656
Liabilities assumed	(63,667)	(35,113)	(8,674)
Goodwill	247,098	54,846	140,946
Effect of foreign currency contract	(3,650)	—	—

Net cash paid for acquisitions	$347,681	79,926	228,928